SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):  July 23, 2013

MAIDENFORM BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32568	06-1724014
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
485 US Hwy 1 South Iselin, NJ 08850
(Address, including Zip Code, Principal Executive Offices)

(732) 621-2500
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-d2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4e(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On July 23, 2013, Maidenform Brands, Inc., a Delaware corporation (“Maidenform”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Hanesbrands Inc., a Maryland corporation (“Hanesbrands”), and General Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Hanesbrands (“Merger Subsidiary”).  The following description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Upon the terms and subject to the conditions set forth in the Merger Agreement, which has been unanimously approved by the boards of directors of Maidenform and Hanesbrands, Merger Subsidiary will merge with and into Maidenform (the “Merger”), whereupon the separate existence of Merger Subsidiary will cease and Maidenform will be the surviving corporation and a wholly owned subsidiary of Hanesbrands.

At the effective time of the Merger (the “Effective Time”), each outstanding share of Maidenform common stock (other than shares held by Maidenform, Hanesbrands, any of their respective subsidiaries or held by any holder who has properly perfected its rights of appraisal in accordance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $23.50 in cash, without interest (the “Merger Consideration”). At the Effective Time, each outstanding employee stock option, stock appreciation right, share of restricted stock and restricted stock unit of Maidenform will vest (and in the case of performance awards, in an amount equivalent to the number of shares that would have vested at the target level under the terms of the award agreement related thereto), and each restricted share and restricted stock unit will be cancelled at the Effective Time in exchange for payment to the holder of the Merger Consideration and each stock option and stock appreciation right award will be cancelled at the Effective Time in exchange for payment to the holder of an amount equal to the excess, if any, of the Merger Consideration over the per share exercise price of such award times the number of shares covered by such award.

Each party’s obligation to complete the Merger is subject to various customary conditions, including, among others, (a) approval of the Merger Agreement by the holders of at least a majority of the outstanding shares of Maidenform common stock entitled to vote thereon, (b) there being no applicable law, order or injunction prohibiting consummation of the Merger, (c) the receipt of U.S. antitrust approval, (d) performance by the other party in all material respects of its obligations under the Merger Agreement and (e) subject to specified materiality standards, the accuracy of the representations and warranties of the other party. Hanesbrands’ obligation to complete the Merger is also subject to the absence of a material adverse effect on Maidenform’s financial condition, business or results of operations between the date of the Merger Agreement and the Effective Time.  Closing is not subject to any vote of Hanesbrands’ stockholders or any financing condition.

Maidenform and Hanesbrands have each made customary representations, warranties and covenants in the Merger Agreement. Maidenform has agreed, among other things, (a) subject to certain exceptions, to conduct its business in the ordinary course of business consistent with past practices between the date of the Merger Agreement and the Effective Time and not to take certain specified actions during such period and (b) not to solicit competing acquisition proposals or, subject to certain exceptions, enter into discussions concerning, or provide confidential information in connection with, any alternative acquisition proposal. However, prior to Maidenform’s stockholders adopting the Merger Agreement, Maidenform may, subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited acquisition proposal. Under certain circumstances and upon compliance with certain notice and other specified conditions set forth in the Merger Agreement, including providing Hanesbrands with a three business day notice period (or shorter period for subsequent notices) to match or improve upon any superior proposal, Maidenform may terminate the Merger Agreement to accept a superior proposal.

The Merger Agreement contains certain termination rights for both Maidenform and Hanesbrands and further provides that, upon termination of the Merger Agreement under certain circumstances, including if Maidenform terminates the Merger Agreement to accept a superior proposal, Maidenform may be required to pay Hanesbrands a termination fee equal to $16.6 million as a condition to its ability to exercise its right to terminate the Merger

Agreement and accept the superior proposal. If either party terminates the Merger Agreement in certain limited circumstances involving a competing proposal, including in circumstances where Maidenform’s stockholders fail to approve the Merger, Maidenform will reimburse Hanesbrands for its out of pocket fees and expenses incurred in connection with the transaction, up to $6 million (which amount of reimbursed expenses will be netted from any subsequent payment of the $16.6 million termination fee, if applicable). If either party terminates the Merger Agreement under certain circumstances due solely to a failure to obtain required antitrust clearances prior to the End Date (as defined in, and subject to extensions pursuant to, the Merger Agreement) or the imposition of an injunction prohibiting consummation of the Merger based on antitrust laws, and subject to certain other conditions, Hanesbrands will pay Maidenform a fee of $30 million upon such termination.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Maidenform, Hanesbrands or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by each of the parties to the Merger Agreement, which were made only for purposes of that agreement and as of specific dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement (except that Maidenform stockholders are third-party beneficiaries after the Effective Time and solely for the purpose of ensuring that the Merger Consideration is paid in accordance with the Merger Agreement), and in reviewing the representations, warranties and covenants contained in the Merger Agreement or any descriptions thereof in this summary, it is important to bear in mind that such representations, warranties and covenants or any descriptions were not intended by the parties to the Merger Agreement to be characterizations of the actual state of facts or condition of Maidenform, Hanesbrands or Merger Subsidiary, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Maidenform’s public disclosures. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone and should instead be read in conjunction with the other information contained in the reports, statements and filings that Maidenform publicly files with the SEC.  Maidenform acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the approval of the Merger Agreement, on July 23, 2013, the Compensation Committee of the Board of Directors of Maidenform approved the treatment of the outstanding Maidenform equity awards provided under the Merger Agreement and the pro rata target payment of Maidenform annual bonuses for the annual cycle in which the Effective Time occurs.  As retention and execution incentives for critical Maidenform executives, the Committee also: (1) amended the employment agreements of Maurice Reznik, Chief Executive Officer, Christopher Vieth, Executive Vice President, Chief Operating Officer and Chief Financial Officer, Nanci Prado, Executive Vice President, General Counsel and Steven Castellano, Senior Vice President of Merchandising and Design Operations to increase the severance multiple for the severance of Mr. Reznik from 150% of his base salary and 100% of his annual bonus amount to 200% of his base salary and bonus amount and the severance of Messrs. Vieth and Castellano and Ms. Prado from 100% to 150% of each of their base salaries and bonus amounts; (2) amended the Maidenform Executive Severance Pay Plan applicable to other officers, including Tony Donofrio, Chief Supply Chain Officer, to provide for payment of severance benefits as a result of a change in control in a lump sum rather than over the applicable severance benefit period and to maintain the plan in effect for 24 months following the Effective Date, as provided under the Merger Agreement; (3) approved an increase in Mr. Donofrio’s severance entitlement under the Executive Severance Pay Plan to 52 weeks’ base pay (payable in installments and not subject to reduction for outside income during the severance period); and (4) adopted additional transaction bonus agreements covering Mr. Vieth and Ms. Prado providing for transaction incentive payments of 200% of base salary for Mr. Vieth and 150% of base salary for Ms. Prado if they remain employed through the Effective Time or are involuntarily terminated without cause prior to the Effective Time and 60% of base salary for Mr. Vieth and 45% of base salary for Ms. Prado in the event that the Merger is abandoned.

Indemnification Agreements

On July 23, 2013, Maidenform entered into indemnification agreements (“Indemnification Agreements”) with directors Harold Compton, Richard Johnson, Nomi Ghez and Maurice Reznik, each in substantially the same form as the indemnification agreements that Maidenform has previously entered into with its remaining directors.

The Indemnification Agreements provide that, subject to certain exceptions and limitations set forth therein, Maidenform will indemnify and advance certain expenses to the relevant director to the fullest extent permitted by applicable law. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events.

Press Release

On July 24, 2013, Maidenform issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

IMPORTANT ADDITIONAL INFORMATION REGARDING THE MERGER WILL BE FILED WITH THE SEC:

In connection with the proposed merger, Maidenform Brands, Inc. (“Maidenform”) will file a proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and any other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, investors will be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) at Maidenform’s website at ir.Maidenform.com or by contacting Maidenform’s investor relations department by telephone at (732) 621-2300 or via e-mail at ir@maidenform.com.

PARTICIPANTS IN THE SOLICITATION:

Maidenform and its directors, executive officers and other members of its management and employees as well as Hanesbrands Inc. (“Hanesbrands”) and its directors and officers may be deemed to be participants in the solicitation of proxies from Maidenform’s stockholders with respect to the merger. Information about Maidenform’s directors and executive officers and their ownership of Maidenform’s common stock is set forth in the proxy statement for Maidenform’s 2013 Annual Meeting of Stockholders, which was filed with the SEC on April 10, 2013, Maidenform’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, which was filed with the SEC on March 8, 2013, Maidenform’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2013, which was filed with the SEC on May 9, 2013, and Maidenform’s Current Report on Form 8-K filed May 17, 2013. Information about Hanesbrands’ directors and officers is set forth in the proxy statement for Hanesbrands’ 2013 Annual Meeting of Stockholders, which was filed with the SEC on February 21, 2013. Stockholders and investors may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the merger, including the interests of Maidenform’s directors and executive officers in the merger, which may be different than those of Maidenform’s stockholders generally, by reading the proxy statement and other relevant documents regarding the merger, which will be filed with the SEC.

FORWARD-LOOKING STATEMENTS:

This communication and Maidenform’s and Hanesbrands’ other public pronouncements contain forward-looking statements within the meaning of the U.S. federal securities laws, including, without limitation, statements regarding management’s expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which are based on information available to Maidenform or Hanesbrands on the date hereof. Although these expectations may change, Maidenform and Hanesbrands assume no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise. Forward-looking statements necessarily involve risks and uncertainties, many of which are outside of Maidenform’s or Hanesbrands’ control, that could cause actual results to differ materially from such statements and from Maidenform’s historical results and experience. These risks and uncertainties include such things as: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to receive, on a timely basis or otherwise, the required approvals by Maidenform’s stockholders and government or regulatory agencies; the risk that a closing condition to the proposed merger may not be satisfied; the ability of Maidenform to retain and hire key personnel and maintain relationship with customers, suppliers and other business partners pending the consummation of the proposed merger; the possibility of disruption to Maidenform’s business from the proposed merger, including increased costs and diversion of management time and resources; general economic conditions; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; and other financial, operational and legal risks and uncertainties detailed from time to time in Maidenform’s and Hanesbrands’ cautionary statements in its respective filings with the SEC, such as Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. For more information, see Maidenform’s and Hanesbrands’ respective filings with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
2.1
Agreement and Plan of Merger, dated as of July 23, 2013, among Maidenform Brands, Inc., Hanesbrands Inc. and General Merger Sub Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger have been omitted and Maidenform agrees to furnish supplementally a copy of any such omitted schedule to the SEC upon request.)

10.1	Form of Indemnification Agreement
99.1	Press Release, dated July 24, 2013, issued by Maidenform Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date:	July 24, 2013	By:	/s/ Christopher W. Vieth
			Name:	Christopher W. Vieth
			Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer (principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of July 23, 2013, among Maidenform, Hanesbrands Inc. and General Merger Sub Inc. (Pursuant to Item 601(b)(2) of Regulation S-K, the schedules to the Agreement and Plan of Merger have been omitted and Maidenform agrees to furnish supplementally a copy of any such omitted schedule to the SEC upon request.)

10.1	Form of Indemnification Agreement

99.1	Press Release, dated July 24, 2013, issued by Maidenform Brands, Inc.